Exhibit 10.1

Exhibit B

FORM OF
VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of April [●], 2023 by and among (i) Healthwell Acquisition Corp. I, a Delaware corporation (together with its successors, the “Purchaser”), (ii) Starton Therapeutics, Inc., a corporation organized under the laws of British Columbia, Canada (the “Company”), and (iii) the undersigned member (the “Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on or about the date hereof, the Purchaser, Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the shareholders of Pubco (as defined below) (the “Purchaser Representative”), HWEL Holdings Corp., a Delaware corporation, and a wholly-owned subsidiary of Purchaser (“Pubco”), HWEL Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), 1412384 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of Pubco (“CallCo”), 1412388 B.C. Ltd., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo” and together with Purchaser Merger Sub and CallCo, the “Pubco Subs”), Kiriakos Charlie Perperidis, an individual, in the capacity as the representative for the Company Shareholders (the “Seller Representative”), and the Company, have entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other matters, (a) Purchaser will merge with and into Purchaser Merger Sub, with Purchaser continuing as the surviving entity (the “Merger”), as a result of which, (i) Purchaser shall become a wholly-owned subsidiary of Pubco and (ii) each issued and outstanding security of Purchaser immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (b) immediately following the Merger, by means of an Arrangement under the BCBCA, (i) CallCo will acquire all of the issued and outstanding Company Shares held by the Non-Electing Company Security Holders in exchange for Pubco Common Stock (the “Pubco Share Exchange”) and the contingent right to receive certain Earnout Shares, (ii) CallCo will contribute the Company Shares acquired from such holders to ExchangeCo in exchange for ExchangeCo Common Shares, (iii) following the Pubco Share Exchange, ExchangeCo will acquire of all of the issued and outstanding Company Shares held by the Electing Company Security Holders in exchange for Exchangeable Shares, a corresponding number of non-economic, voting shares of Pubco’s Class C common stock and the contingent right to receive certain Earnout Shares (the “Canadian Share Exchange” together with the Merger, the Pubco Share Exchange and the other transactions contemplated by this Agreement and the Ancillary Documents (as defined below), the ”Transactions”), (iv) the Company will become a wholly-owned Subsidiary of ExchangeCo, and (v) the Company Options shall be assumed (with equitable adjustments to the number and exercise price of such assumed Company Options) by Pubco with the result that such assumed Company Options shall be replaced with Assumed Options exercisable into shares of Pubco Common Stock, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and the Plan of Arrangement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and the BCBCA, as amended;

WHEREAS, the board of directors of each of the Purchaser, the Company, Purchaser Merger Sub, Pubco and the Pubco Subs have (i) determined that the Merger, as applicable, and the Transactions contemplated by this Agreement and the Ancillary Documents are fair, advisable and in the best interests of their respective companies and equityholders, (ii) approved this Agreement and the Transactions, including, without limitation, the Merger, upon the terms and subject to the conditions set forth herein, and (iii) determined to recommend to their respective equityholders the approval and adoption of this Agreement and the Transactions, including, without limitation, the Merger; and

WHEREAS, as a condition to the willingness of the Purchaser to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by the Holder thereunder, and the expenses and efforts to be undertaken by the Purchaser and the Company to consummate the Transactions, the Purchaser, the Company and the Holder desire to enter into this Agreement in order for the Holder to provide certain assurances to the Purchaser regarding the manner in which the Holder is bound hereunder to vote any Company Shares which the Holder beneficially owns, acquires, holds or otherwise has voting power (the “Subject Shares”) during the period from and including the date hereof until the earlier of the Closing and the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Business Combination Agreement, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Transactions. The Holder agrees, with respect to all of its Subject Shares:

(a) during the Voting Period, at each meeting of the Company Shareholders or any class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which the Holder is entitled to vote or consent, the Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, its Subject Shares (i) in favor of, and adopt, the Business Combination Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, the Merger and the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Business Combination Agreement, and (iii) in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for the acquisition of the Company, or (y) which are in competition with or materially inconsistent with the Transactions; or (B) any other action or proposal involving any Target Company that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Business Combination Agreement not being fulfilled (provided that nothing herein shall affect, restrict or in any way apply to any right that the Company (whether acting through any of its governing bodies or managers or members) has to terminate the Business Combination Agreement in accordance with the terms thereof);

(b) to promptly execute and deliver all related documentation and take such other action in support of the Merger, the Business Combination Agreement, any Ancillary Documents and any of the other Transactions as shall reasonably be requested by the Company or the Purchaser in order to carry out the terms and provision of this Section 1, including, without limitation, (i) delivery of the Holder’s Company Certificate (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to Pubco and any related documents as may be reasonably requested by Pubco or the Purchaser, (ii) any actions by written consent of the Company Shareholders presented to the Holder, and (iii) any applicable Ancillary Documents (including, if applicable, a Lock-Up Agreement and a Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents; not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Subject Shares beneficially owned by the Holder or his/her/its Affiliates in a voting trust or subject any Subject Shares to any arrangement or agreement with respect to the voting of such Subject Shares, unless specifically requested to do so by the Company and the Purchaser in connection with the Business Combination Agreement, the Ancillary Documents and any of the Transactions; and

(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Merger, the Business Combination Agreement, the Ancillary Documents and any of the Transactions.

2. Grant of Proxy. The Holder, with respect to all of its Subject Shares, hereby irrevocably grants to, and appoints, the Purchaser and any designee of the Purchaser (determined in the Purchaser’s sole discretion) as the Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in the Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Subject Shares owned (whether beneficially or of record) by the Holder in a manner consistent with Section 1(a). The proxy and attorney-in-fact granted by the Holder pursuant to this Section 2 is irrevocable and is granted in consideration of the Purchaser entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Business Combination Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. The Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Subject Shares in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. The Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the Purchaser’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, the Business Combination Agreement, the other Ancillary Documents, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Subject Shares; or (D) take any action with the intent of preventing, impeding, interfering with or adversely affecting the Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Subject Shares in violation of this Agreement. The Holder agrees with, and covenants to, the Purchaser and the Company that the Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the term of Voting Period without the prior written consent of the Purchaser and the Company, unless such Transfer is permitted hereunder.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Subject Shares by the Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of the Holder, if an entity, (iii) to any Affiliate of the Holder, or (iv) to any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Applicable Law, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Subject Shares or any certificate or uncertificated interest representing any of the Holder’s Subject Shares, except as permitted by, and in accordance with, this Section 3(b).

(c) Changes to Subject Shares. In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such equity distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction. The Holder agrees during the Voting Period to notify the Purchaser and the Company promptly in writing of the number and type of any additional Subject Shares acquired by the Holder, if any, after the date hereof.

(d) Compliance with Business Combination Agreement. During the Voting Period, the Holder agrees not to take or agree or commit to take any action that would make any representation and warranty of the Holder contained in this Agreement inaccurate in any material respect. The Holder further agrees that it shall use its commercially reasonable efforts to cooperate with the Purchaser to effect the Merger and all other Transactions, the Business Combination Agreement, the Ancillary Documents and the provisions of this Agreement.

(e) Registration Statement. During the Voting Period, the Holder agrees to provide to the Purchaser, the Company and their respective Representatives any information regarding the Holder or the Subject Shares that is reasonably requested by the Purchaser, the Company or their respective Representatives (including Pubco) for inclusion in the Registration Statement.

(f) Publicity. The Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and the Purchaser. the Holder hereby authorizes the Company and the Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), the Holder’s identity and ownership of the Subject Shares and the nature of the Holder’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

4. Representations and Warranties of the Holder. the Holder hereby represents and warrants to the Purchaser and the Company as follows:

(a) Binding Agreement. The Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If the Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by the Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of the Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). The Holder understands and acknowledges that the Purchaser is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Agreement by the Holder.

(b) Ownership of Subject Shares. As of the date hereof, the Holder has beneficial ownership over the type and number of the Subject Shares set forth under the Holder’s name on the signature page hereto, is the lawful owner of such Subject Shares, has the sole power to vote or cause to be voted such Subject Shares, and has good and valid title to such Subject Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by the Holder. Except for the Subject Shares set forth under the Holder’s name on the signature page hereto, as of the date of this Agreement, the Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by the Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by the Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of the Holder, if applicable, result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which the Holder is a party or by which the Holder or any of the Subject Shares or its other assets may be bound, or violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair the Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. The Holder hereby covenants and agrees that, except for this Agreement, the Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Subject Shares inconsistent with the Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Subject Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of the Holder contained herein untrue or incorrect in any material respect or have the effect of preventing the Holder from performing any of its material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Purchaser, the Company or the Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Purchaser, the Company and the Holder, (ii) the Effective Time, and (iii) the date of termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of the Holder are personal to the Holder and may not be assigned, transferred or delegated by the Holder at any time without the prior written consent of the Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(h). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Capacity as a Company Shareholder. The Holder signs this Agreement solely in the Holder’s capacity as a shareholder of the Company, and not in the Holder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser, to:	with a copy (which shall not constitute notice) to:

Healthwell Acquisition Corp. I	Ellenoff Grossman & Schole LLP
1001 Green Bay Rd, #227	1345 Avenue of the Americas, 11th Floor
Winnetka, IL 60093	New York, New York 10105
Attn: Alyssa J. Rapp, Chief Executive Officer	Attn: Stuart Neuhauser, Esq.
Telephone No.: (847) 230-9162	Facsimile No.: (212) 370-7889
Email: alyssa.rapp@healthwellspac.com	Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com

If to the Company, to:	with a copy (which will not constitute notice) to:

Starton Therapeutics, Inc.	Fox Rothschild LLP
215 College Road, Suite 300	2000 Market Street, 20th Floor
Paramus, NJ 07652	Philadelphia, PA 19103-3222
Attn: Pedro Lichtinger, Chief Executive Officer	Attn: Stephen M. Cohen
Telephone No.: (800) 449-5405	Lauren W. Taylor
Email: plichtinger@startontx.com	Telephone No.: (215) 299-2744; (215) 918-3625
Email: SMCohen@foxrothschild.com
LWTaylor@foxrothschild.com

If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and the Purchaser (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Purchaser, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. Each of the Holder and the Company acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and the Purchaser will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Holder or the Company in accordance with their specific terms or were otherwise breached. Accordingly, the Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by the Holder or the Company and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among the Holder, the Company and the Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company equity holders entering into voting agreements with the Company or the Purchaser. the Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Entire Agreement. This Agreement (together with the Business Combination Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holder under any other agreement between the Holder and either the Purchaser or the Company, respectively, or any certificate or instrument executed by the Holder in favor of the Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Purchaser or the Company or any of the obligations of the Holder under this Agreement.

(p) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

The Purchaser:

HEALTHWELL ACQUISITION CORP. I

By:
Name:	Alyssa J. Rapp
Title:	Chief Executive Officer

The Company:

STARTON THERAPEUTICS, INC.

By:
Name:
Title:

The Holder:

Name of the Holder:

By:
Name:
Title:

Number and Type of Subject Shares:

Address for Notice:

Address:____________________________
Facsimile No.:_________________________
Telephone No.:________________________
Email:_______________________________